Exhibit __._

STOCK PURCHASE AGREEMENT WITH THE OWNERS OF ASIA INTERNET

SHARE PURCHASE AGREEMENT

AGREEMENT made the 16th day of March 2000.

A M O N G:

     FIRST ECOM.COM, INC., a corporation incorporated under the laws of the State of Nevada, one of the United States of America,

     (the "Purchaser")

     - and -

     BALAJI EXPORTS LTD, a corporation formed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China, and RAJAN CHELLARM MAHBOOBANI AND RAVI KISHINCHAND DASWANI, both of the Hong Kong Special Administrative Region of the People's Republic of China,

     (collectively, the "Vendors")

     - and -

     ASIA INTERNET LIMITED, a corporation formed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China,

     (the "Company")


     RECITALS:

The Company carries on the business of the provision of internet services, systems integration consulting, software development and enhancement and e-commerce design;

The Vendors are the owners, beneficially and of record, of all of the issued and outstanding shares in the capital of the Company (the "Purchased Shares");

Rajan Chellarm Mahboobani owns or controls the majority of the issued and outstanding shares in the capital of Balaji Exports Ltd; and

The Vendors have agreed to sell to the Purchaser, which has agreed to purchase from the Vendors, the Purchased Shares, on and subject to the terms and conditions set out in this Agreement;

     NOW THEREFORE in consideration of the mutual covenants set out in this Agreement, the parties agree as follows:



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ARTICLE 1 - DEFINITIONS AND SCHEDULES

1.1  Definitions

     As used in this Agreement, the following words and phrases shall have the following meanings:

"BEL" means Balaji Exports Ltd;

"Business" means the business of providing internet services, systems integration consulting, software development and enhancement and e-commerce design carried on by the Company;

"Business Premises" means the business premises leased by the Company located at the premises municipally known as 5/F, Taurus Building, 21 AB Granville Road, Tsim Sha Tsui, Kowloon, Hong Kong;

"Date of Completion" means 31 March 2000, or such earlier or later date as may be agreed to in writing by the parties;

"Financial Statements" means the audited financial statements of the Company for its fiscal year ended 30 June 1999, which are attached to this Agreement as Schedule "A";

"Purchase Price" means the aggregate amount payable to the Vendors for the Purchased Shares pursuant to Clause 2.2;

"Purchased Shares" means all of the issued and outstanding shares in the capital of the Company, as more particularly described in Clause 3.2(a);

"Purchaser's Solicitors" means Messrs. Goodman Phillips & Vineberg;

"Ravi" means Ravi Kishinchand Daswani;

"Time of Completion" means 10:00 a.m. (Hong Kong time) on the Date of Completion or such earlier or later time on the Date of Completion as may be agreed to in writing by the parties; and

"Vendor Principal" means Rajan Chellarm Mahboobani.

1.2  Schedules

     The following are the schedules attached to and incorporated in this Agreement by reference:

    Schedule No.       Description of Schedule                Clause No.

         A        Financial Statements                        1.1(e), 3.17
         B        Liens, Encumbrances, Leased Assets          3.9
         C        Intellectual Property                       3.10
         D        Real Property Leases                        3.12
         E        Employees                                   3.23
         F        Material Contracts                          3.25




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ARTICLE 2 - AGREEMENT TO PURCHASE

2.1  Purchase of Shares

     Subject to the terms and conditions set out in this Agreement, the Vendors agree to transfer, sell and convey to the Purchaser and the Purchaser agrees to purchase from the Vendors, the Purchased Shares.

2.2  Purchase Price for Purchased Shares

     The Purchase Price for the Purchased Shares shall be, in aggregate, the sum of $ 1,200,000 and 24,870 registered, fully paid and non-assessable shares of common stock in the capital of the Purchaser.

2.3  Payment Provisions

     The Purchase Price, shall be paid and satisfied by the Purchaser as follows:

Upon the execution of this agreement by all of the parties, the Purchaser shall pay the sum of Six Hundred Thousand ($600,000) Dollars (the "Deposit") by cash or certified cheque to the Purchasers' Solicitors to be held by them, in trust, pending completion or other termination of the transactions of purchase and sale contemplated in this Agreement and to be credited (together with interest earned thereon as hereinafter provided) on account of the Purchase Price, payable at the Time of Completion. The parties acknowledge and agree that the Purchasers' Solicitors shall place the Deposit in an interest-bearing trust account, with a view to ensuring that the Deposit is continuously so invested until the Date of Completion. If the transactions of purchase and sale contemplated in this Agreement shall fail to close (otherwise than as a result of any fault of the Purchaser) the Deposit (together with interest as aforesaid) shall forthwith be returned to the Purchaser without set off or deduction. If the transactions of purchase and sale contemplated herein shall fail to close as a result of any breach by the Purchaser of any of the terms of this agreement, the Deposit (together with interest thereon as aforesaid) shall be forfeited to the Vendors;

At the time of completion, the Purchaser shall issue to the Vendors, as registered, fully paid and non-assessable, common shares in its capital, as follows:


Vendor                         Number of Shares

Balaji Exports Ltd                    4,974
Rajan Chellarm Mahboobani            12,435
Ravi Kishinchand Daswani              7,461


By the Purchaser paying the following amounts to the Vendors, at the Time of Completion, inclusive of the Deposit;

Vendor                        Payment to be received

Balaji Exports Ltd                  $ 240,000
Rajan Chellarm Mahboobani           $ 600,000
Ravi Kishinchand Daswani            $ 360,000



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ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE VENDORS

     The Vendors hereby jointly and severally represent and warrant as follows and hereby acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the purchase by it of the Purchased Shares:

3.1  Authorised Capital

The authorised capital of the Company consists of 5,000,000 ordinary shares.

3.2  Issued Capital

The issued and outstanding capital of the Company consists of 5,000,000 ordinary shares, which are owned, beneficially and of record, by the Vendors as follows:


Shareholder                        Shares Owned

Balaji Exports Ltd                  1,000,000
Rajan Chellarm Mahboobani           2,500,000
Ravi Kishinchand Daswani            1,500,000

All of the said issued and outstanding shares have been issued as fully paid and non-assessable. There are outstanding no other shares, warrants, rights, securities convertible into shares or any other evidence whatsoever in any interest in the Company.

3.3  Title to Purchased Shares

     The Vendors own the Purchased Shares with good and marketable title thereto, free of any claims, liens, security interests or encumbrances of any kind or nature and free of any rights or privileges capable of becoming claims, liens, security interests or encumbrances. The Vendors are entitled to sell, transfer and assign good and marketable title to the Purchased Shares to the Purchaser, free of any such claims, liens, encumbrances, rights and privileges. In addition, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the issued or unissued shares in the capital of the Company.

3.4  Status of Company

     The Company is a subsisting corporation duly and validly incorporated and organised under the laws of Hong Kong.

3.5  Proper Authorisation

     The execution and delivery of this Agreement and all documents and instruments to be delivered at the Time of Completion in accordance with the terms of this Agreement by BEL and the Company and the sale of the Purchased Shares to the Purchaser have been duly authorised by all necessary corporate action. BEL and the Company have all requisite corporate power and authority to enter into this Agreement and all documents and instruments to be delivered at the Time of Completion in accordance with the terms of this



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


Agreement and to carry out their respective obligations pursuant to their terms.

3.6  No Shareholders' Agreements

     There is no agreement in place between one or more of the Vendors which would require any consent before giving effect to the terms of this Agreement or which would otherwise affect or impair the ability of the Vendors or any of them to carry out their obligations pursuant to the terms of this Agreement.

3.7  Subsidiaries

     The Company has no subsidiaries. The Company does not own any shares of any other corporation or any rights, warrants or other securities convertible into shares of any other corporation.

3.8  Minute Books

     The minute books of the Company contain accurate and complete copies of the Articles of Association of the Company. There are outstanding no applications or filings which would alter in any way the constating documents or corporate status of the Company. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders or the Company, except those contained in the said minute books. The corporate records of the Company have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

3.9  Assets Free and Clear

     Other than as set out in Schedule "B" the Company owns its property and assets with good and marketable title free and clear of any and all claims, liens or encumbrances whatsoever or of any rights or privileges capable of becoming claims, liens or encumbrances.

3.10 Use of Trade Names and Marks

     The Company uses or has used in connection with the Business, without payment of any royalty or other fee, all of the trade names, trade marks, patents, designs, processes, copyrights, internet domain names, and licenses set out in Schedule "C". To the best knowledge, information and belief of the Vendors, the right of the Company to use the aforesaid trade names and trade marks has never been called into question or challenged and the Company is not infringing upon any patents, trade names, trade marks, service marks or copyrights, domestic or foreign, or any other industrial or intellectual property rights of any other person, firm or corporation. The Company has not granted any right, title or interest in or to the aforesaid trade names or trademarks to any other person, firm or corporation.

3.11 Conduct of Business

     The Business is being conducted and operated in material compliance with all ordinances, statutes, by-laws, regulations, orders, covenants, restrictions or plans of governmental, Provincial or municipal authorities, agencies or boards applicable to the Business.



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3.12 Real Property Leases

     Schedule "D" contains a true copy of all real property leases and any amendments or additions thereto to which the Company is a party, by which it is bound or in respect of which it is entitled to benefit. The foregoing leases are in good standing and the Company is not in default in payment of rent or in the performance of any of its obligations thereunder. In addition, to the best knowledge, information and belief of the Vendors, the landlords under such leases are not in breach of any of their obligations thereunder and no state of facts exists which, after notice or lapse of time or both, would result in a breach of or default under any of the foregoing leases.

3.13 State of Business Premises

     To the best knowledge, information and belief of the Vendors, the Business Premises and all fixtures, plumbing, heating, electrical, drainage, air-conditioning and cooling systems therein are in good working order and condition and are in a good state of repair and maintenance. To the best knowledge, information and belief of the Vendors, there are no outstanding work orders relating to such premises issued by any police force or fire department, sanitation, health or environmental authorities or by any other governmental or municipal authority, agency or board or any board of fire underwriters or any insurer for any notices or matters under discussion with any such departments or authorities relating to work orders.

3.14 Use of Business Premises

     To the best knowledge, information and belief of the Vendors, the use and occupation to which the Business Premises have been put are not in breach of any ordinance, statute, by-law, regulation, order, covenant, restriction or plan.

3.15 No Litigation

     There are no judgements or executions outstanding against the Company nor are there any suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or any adverse change affecting the business, operations, prospects, property or affairs of the Company pending or, to the knowledge of the Vendors, threatened against the Company which might adversely affect the financial condition of the Company, its property or the conduct of the Business.

3.16 Books of Account Accurate

     The books of account and financial records of the Company accurately and correctly set out and disclose, in all material respects, the current financial position of the Business and all transactions of or relating to the Business have been accurately recorded in such books and records.

3.17 Financial Statements

     The Financial Statements:

have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods; and



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


present fairly the assets, liabilities and financial condition of the Company as at 30 June 1999, and the results of its operations and the changes in financial position for the period then ended.

3.18 No Undisclosed Liabilities

     The Company has not been nor is now subject to any liabilities or obligations, direct, indirect or contingent, other than those disclosed in this Agreement since 30 June 1999.

3.19 No Guarantees

     The Company has not guaranteed or otherwise given security for or agreed to guarantee or give security for any liability, debt or obligation of any person, firm or corporation.

3.20 Status of Forward Commitments

     All forward commitments by or to the Company for inventories, supplies or services for use in connection with the Business (whether or not there are any contracts in writing with respect thereto) which are in existence as of the date of this Agreement have been entered into by them in the ordinary course of business and upon terms and conditions consistent with past business practices relating to the Business.

3.21 Assets in Good Working Order and Repair

     To the best of the knowledge of the Vendors, all machinery, equipment, motor vehicles and/or other assets owned by the Company are in good working order and condition and in a good state of maintenance and repair, reasonable wear and tear excepted.

3.22 No Material Adverse Change

     Since 30 June 1999, there has been no material adverse change with respect to the Business, financial or otherwise.

3.23 Employees

     Schedule "E" contains a complete list and brief description of all contracts and arrangements between the Company and employees of the Business including, without limitation:

all written contracts or arrangements for the employment of any officer, employee or consultant;

a complete list of all permanent and full-time employees of the Business, their salaries and wage rates, their positions and length of service and particulars of any contracts, arrangements or understandings, written or oral, with them; and

all bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalisation insurance or other plans or arrangements providing employee benefits.



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


3.24 Employee Plans and Arrangements

     All the plans and arrangements referred to in Clause 3.23(c) are in good standing and the Company has made all payments required to be made by it in connection therewith. There are no employee pension or other employee plans requiring funding on the part of the Company. The Company has properly paid, as due, and shall have paid to the Date of Completion, all employee vacation pay relating to the Business.

3.25 Material Contracts

     Save as disclosed in Schedule "F", the Company is not a party to nor is it bound by any contracts, Agreements, arrangements, leases or other documents (oral or written) other than those entered into in the ordinary course of business which involve a cost, expenditure or liability of less than Five Thousand ($5,000) Hong Kong Dollars for each such contract or document.

3.26 No Default Under Contract

     The Company is not in default under or in breach of any material term of any contract to which it is a party or by which it is bound. There exists no state of facts which, after notice or lapse of time or both, would constitute a material default under or breach of a material term of any such contract, and all such contracts are now in good standing and in full force and effect and the Company is entitled to all benefit thereunder.

3.27 Profits and Other Taxes

     The Company has duly filed on a timely basis all profits and other applicable tax returns required to be filed by them in connection with the Business and have paid all taxes that are due and payable and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by them. The Company has made adequate provision for taxes payable in respect of the Business for the current fiscal period and any previous periods for which tax returns are not yet required to be filed.


ARTICLE 4 - COVENANTS OF THE VENDORS

4.1  At Completion

     The Vendors hereby covenant that, at the Time of Completion, the Vendors shall and the Vendors shall cause the Company to:

Evidence - Re: Representations and Warranties: Furnish the Purchaser with evidence, including certificates of the Vendors that the representations and warranties of the Vendors contained in this Agreement are true as at the Time of Completion, as though then made, and that the covenants of the Vendors to be complied with at or prior to the Time of Completion have been complied with; provided that the receipt of such evidence and the Completion of the transaction contemplated herein shall not be a waiver of the representations, warranties and covenants of the Vendors which are contained in this Agreement;

Evidence of Corporate Authorisation: Deliver to the Purchaser evidence satisfactory to the Purchaser's Solicitors that all necessary corporate authorisations authorising and approving the transactions contemplated herein


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have been obtained, including, without limitations a resolution of the directors of the Company consenting to the transfer of the Purchased Shares to the Purchaser;

Deliver Share Certificates: Cause all necessary steps and proceedings as may reasonably be approved by the Purchaser's Solicitors to be taken so that the Purchased Shares may be properly transferred to the Purchaser at the Time of Completion and, in that regard, to deliver to the Purchaser at the Time of Completion certificates representing all of the Purchased Shares, such certificates being duly endorsed for transfer to the Purchaser, and cause transfers of all the Purchased Shares to be duly and regularly recorded in the name of the Purchaser or as it may in writing direct;

Deliver Resignations: Cause such directors and officers of the Company as the Purchaser may designate to resign in favour of nominees of the Purchaser;

Deliver Corporate Records: Deliver and cause to be delivered to the Purchaser the corporate seal, minute book or minute books, share certificates, share certificate books, share transfers, share register books, directors' registers and any and all documents, records, books, instruments and agreements of or pertaining or relating to the Company and the Business; and

Deliver Release: Deliver and cause to be delivered to the Company and the Purchaser a full and final release by the Vendors and the Vendor Principal of all claims which they, or any party, with whom they do not deal at arm's length, now or in future might have against the Company including, without limitation, as to the entitlement to any outstanding wages, directors' fees, shareholder loans and other like payment obligations.


ARTICLE 5 - GUARANTEE OF VENDOR PRINCIPAL

5.1  Guarantee

     The Vendor Principal hereby guarantees to the Purchaser the observance and performance by BEL of all of BEL's covenants and obligations contained in the Agreement and agrees to indemnify and save harmless the Purchaser from and against all losses, costs, charges, damages and expenses of any nature whatsoever occasioned by any act or default of the BEL contrary to such covenants and obligations or which may be incurred or sustained by reason of any failure by BEL to observe and perform all or any of such covenants and obligations.

5.2  Terms of Guarantee

     This guarantee shall be continuing, unconditional and irrevocable. Without limiting the generality of the foregoing, the obligations of the undersigned hereunder shall not be released, discharged, impaired or affected by any extensions of time or indulgences or modifications granted by any party in favour of another to enforce any of the terms or provisions of this guarantee or by the bankruptcy, insolvency, dissolution, amalgamation, winding-up or reorganisation of BEL and the undersigned hereby waives any right to require the Purchaser to exhaust any action or recourse against any other party before requiring performance by the undersigned pursuant to this guarantee.


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ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants as follows and hereby acknowledge and confirm that the Vendors are relying on such representations and warranties in connection with the sale by them of the Purchased Shares:

6.1  Purchaser Subsisting

     The Purchaser is a subsisting corporation duly and validly incorporated and organised under the laws of the State of Nevada.

6.2  Proper Authorisation

     The execution and delivery of this Agreement and all documents and instruments to be delivered at the Time of Completion in accordance with the terms of this Agreement by the Purchaser and the purchase of the Purchased Shares by the Purchaser shall, as at the Time of Completion, have been duly authorised by all necessary corporate action and the Purchaser has all requisite corporate power and authority to enter into this Agreement and all documents and instruments to be delivered at the Time of Completion in accordance with the terms of this Agreement and to carry out its obligations pursuant to their terms.

6.3  No Violation of Charter Documents or Contracts

     The execution and delivery of this Agreement by the Purchaser and the Purchaser Principals and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or breach of the charter documents or by-laws of the Purchaser or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound or by any order, writ, injunction, decree, statute, rule or regulation applicable to them, or constitutes a default (or would with the passage of time or the giving of notice or both, constitute a default) under any contract, Agreement or instrument to which the Purchaser or is a party or by which it is bound.

ARTICLE 7 - COVENANTS OF THE PURCHASER

7.1  At Completion

     The Purchaser covenants that, at the Time of Completion, the Purchaser shall:

          (a) Pay Purchase Price: Pay the Purchase Price for the Purchased Shares to the Vendors in accordance with the provisions of Clause 2.2; and

          (b) Execute Documents: Execute or cause to be executed all assignments and documents delivered pursuant to this Agreement at the Time of Completion which require execution by the Purchaser.




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ARTICLE 8 - ADDITIONAL COVENANTS OF THE PARTIES

Stamp Duty

     The Vendors and the Purchaser shall be jointly and severally liable in respect of any stamp duty in connection with the assignment of the Purchased Shares payable pursuant to the provisions of the Stamp Duty Ordinance (Ch. 117 of the Laws of Hong Kong), each as to 50% of the total amount so owing.

8.2  Maintenance of Secrecy

     The Vendors, and the Purchaser hereby covenant that they will not disclose the existence of this Agreement or the transaction contemplated in this Agreement (except to their own solicitors, auditors and senior officers) without the prior written consent of the other parties. Until the transactions contemplated in this Agreement are completed, all public announcements and press releases made concerning such transaction shall be approved jointly as to form, content and timing by the Vendors and the Purchaser.

8.3  Confidential Information

     In the event that the purchase and sale of the Purchased Shares contemplated herein is not completed, the Purchaser agrees that it will not use for their own purposes any information, trade secrets or confidential data relating to the Business discovered or acquired by them or their representatives as a result of the Vendors making available any information, books, accounts, records or other data and information relating to the Business. The Purchaser agree that they will not disclose, divulge or communicate any such information, trade secrets or confidential data so discovered or acquired to any other person, firm or corporation and the Purchaser agrees that they will forthwith return to the Vendors any documents delivered pursuant to this Agreement and any copies made thereof.

ARTICLE 9 - NON-SOLICITATION AND CONFIDENTIALITY

9.1  Non-Solicitation

     Each of the Vendor Principal and Ravi hereby covenants and agrees with the Company, the Purchaser that they will not, so long as they are employed by the Purchaser or any of its affiliates or associated companies and for a term of two
(2) years thereafter, divulge to any person, firm or corporation the name of any customer of the Company or accept as a customer or client, solicit, service, interfere with or endeavour to entice away from the Company any person, firm or corporation was an officer, director, or employee, client or active prospect of, supplier of or otherwise in the habit of dealing with the Company.

9.2  Confidentiality

     The Vendors hereby acknowledge that all records, material and information pertaining to the Company and the Business and any copies thereof obtained by them are confidential and shall remain the exclusive property of the Company. The Vendors covenant and agree that they shall not at any time, divulge the contents of such records or any of such information to any person other than the Company's qualified employees or professional advisors nor use the contents of such records or such information for any purpose whatsoever other than in furtherance of the business and affairs of the Company.



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9.3  Severability of Covenants

     In the event that any clause or portion of any covenant contained in this Article should be unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenant and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

9.4  Acknowledgement of Vendors

     The foregoing covenants are given by the Vendor Principal and Ravi acknowledging that they have specific knowledge of the affairs of the Company and that the Company carries on and attempts to carry on the Business in Hong Kong and internationally. The Vendors hereby acknowledge and agree that all restrictions contained in this Agreement are reasonable and valid and were negotiated by them and their solicitors and hereby waive any and all defences to the strict enforcement thereof by the Company or the Purchaser. It is understood and acknowledged by the parties that the covenants set out in this Article are essential elements to this Agreement.

9.5  Damages Insufficient

     Without intending to limit the remedies available to the Company and the Purchaser, the Vendors acknowledge that damages at law will be an insufficient remedy in view of the irrevocable harm which will be suffered if the Vendors violate the terms of this Article and the Vendors agree that the Company or the Purchaser may apply for and have injunctive relief or specific performance in any court of competent jurisdiction specifically to enforce any such covenants upon the breach or threatened breach of any such provisions or otherwise specifically to enforce any such covenants and hereby waives any defences thereto.


ARTICLE 10 - SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS

10.1 Survival Provisions

     The representations, warranties and covenants contained in this Agreement, and in any schedule hereto, and any documents to be executed and delivered pursuant to this Agreement and in any documents executed and delivered in connection with the completion of the transaction contemplated in this Agreement, shall survive the Completion of the transaction contemplated herein and, notwithstanding such Completion and notwithstanding any investigations made by or on behalf of the parties, such representations and warranties shall continue in full force and effect from the Date of Completion as follows:

     (a) as to matters relating to or arising as a result of fraud on the part of the Vendors or the Purchaser, forever;

     (b) as to matters relating to income tax, sales tax, corporation tax or other governmental tax, levy or duty, for the duration of the statutory reassessment period provided for in the enabling legislation with respect to such tax, levy or duty;



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     (c) as to all other representations and warranties, to and including the date which is two (2) years following the Date of Completion; and

     (d) as to any and all covenants of the parties, until performed in full.


ARTICLE 11 - INDEMNITIES

11.1 Vendors' Indemnity

     The Vendors covenant and agree to indemnify and save harmless the Purchaser from and against:

     (e) any loss or damage suffered by the Purchaser as a result of any breach of, non-compliance with, or untruth of any of the warranties, representations or covenants of the Vendors contained in this Agreement and any schedule hereto, and any documents to be delivered and executed pursuant to this Agreement or any documents executed and delivered in connection with the completion of the transaction contemplated herein, including, without limiting the generality of the foregoing, all costs and expenses (including legal fees incurred in connection with any such loss or damage) in connection with any claim under this Article; and

     (f) any claims, demands, actions, losses, costs or expenses which the Purchaser, may pay, suffer or incur in connection with or by reason or any assessment by the Inland Revenue Department (Hong Kong) or as a result of any ruling or hearing by any tribunal or court which results in any additional sales taxes pursuant to the provisions of the Inland Revenue Ordinance (Ch. 112 of the Laws of Hong Kong) being paid or payable by the Company for any period prior to the Date of Completion.

11.2 Purchaser's Indemnity

     The Purchaser covenants and agrees to indemnify and save harmless the Vendors from and against any loss or damage suffered by the Vendors as a result of any breach of, non-compliance with, or untruth of any of the warranties, representations or covenants of the Purchaser contained in this Agreement, in any schedule to this Agreement in the documents to be executed and delivered pursuant to this Agreement or in any documents executed and delivered in connection with the completion of the transaction contemplated herein, including, without limiting the generality of the foregoing, all costs and expenses (including legal fees incurred in connection with any such loss or damage) in connection with any claim under this Article.

11.3 Rights Supplemental

     The rights and benefits provided in this Article are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other Clause of this Agreement or pursuant to applicable law.



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


ARTICLE 12 - GENERAL CONTRACT PROVISIONS

12.1 Place of Completion

     The completion of the transaction contemplated in this Agreement shall take place at the Time of Completion on the Date of Completion at the offices of the Purchaser's Solicitors at 8th Floor, AonChina Building, 29 Queen's Road Central, Hong Kong, or at such other place as may be agreed to in writing by the parties.

12.2 Notices

     All notices, requests, demands or other communications required or permitted, under the terms of this Agreement, to be given by one party to another shall be given in writing by personal delivery or facsimile transmission or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(a)  to the Purchaser at:

First Ecom.com, Inc
902 Henley Building
5 Queen's Road Central
Hong Kong

Facsimile: 2801 5939

Copy to:

Goodman Phillips & Vineberg
Solicitors
8th Floor, Aon China Building
29 Queen's Road Central
Hong Kong

Attention: Mr. Douglas G. Smith

Facsimile: 2845 9089

(b)  to the Vendors at:

Room 501, 5/F Taurus Building
21 A-B Granville Road
TST, Kowloon
Hong Kong

Attention: Mr. Rajan Chellarm Mahboobani

or at such other address as may be given by any of them to the other in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if so delivered, when sent, if sent by facsimile transmission or, if mailed, five (5) business days following the date of mailing thereof.

12.3 Further Assurances

     The parties covenant and agree to sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every provision of it.



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


12.4 Governing Law

     This Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

12.5 Currency

     Unless otherwise specified in this Agreement, all dollar amounts referred to in this Agreement are stated in U.S. dollars.

12.6 Words and Pronouns

     All words and personal pronouns relating thereto as used in this Agreement shall be read and construed as the number and gender of the party or parties referred to in each case requires and the verb shall be construed as agreeing with the required word or pronoun.

12.7 Articles, Clauses

     The division of this Agreement into Articles, Clauses, and schedules is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

12.8 Legal and Other Fees

     The parties acknowledge and agree that, save and except as otherwise provided in this Agreement, each party shall be responsible for its own legal, audit and other professional fees and other charges incurred in connection with the completion of the transaction contemplated in this Agreement and any post-completion matters.

12.9 Time of the Essence

     Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

12.10 Entire Agreement

     This Agreement shall constitute the entire Agreement between the parties with respect to all of the matters herein and this Agreement shall not be amended except by a memorandum in writing signed by all of the parties hereto and any amendment hereof shall be null and void and shall not be binding upon any party which has not given its consent as aforesaid.

12.11 Severability

     In the event that any of the warranties, representations or covenants or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms of portions thereof of this Agreement and such unenforceable or invalid warranty, representation or covenant or portion thereof shall be severable from the remainder of this Agreement.



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


12.12 Assignment, Binding Effect

     No party to this Agreement may assign this Agreement, any part hereof or their rights hereunder without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have duly executed this Agreement this 16th day of March 2000.


SIGNED, SEALED AND DELIVERED
in the presence of:

FIRST ECOM.COM, INC.

Per:     (sgd.) G. M. Pek

Per:     (sgd.) J. R. Brewer


BALAJI EXPORTS LTD

Per:     (sgd.) R. C. Mahboobani

Per:     (sgd.) N. R. Mahboobani



(sgd.) R. C. Mahboobani
------------------------------------
RAJAN CHELLARAM MAHBOOBANI



(sgd.) R. K. Daswani
------------------------------------
RAVI KISHINCHAND DASWANI


ASIA INTERNET LIMITED

Per:     (sgd.) R. C. Mahboobani

Per:     (sgd.) R. K. Daswani


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